UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 16, 2010

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09338 (Commission File Number)	75-1943604 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2010, Michaels Stores, Inc. (the “Company”) announced that Charles M. Sonsteby is joining the Company as its Chief Administrative Officer and Chief Financial Officer effective October 4, 2010.  A copy of the press release containing the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Mr. Sonsteby, 57, has served in various capacities at Brinker International, Inc. since 1990, most recently as Executive Vice President and Chief Financial Officer since May 2001.

On September 15, 2010, the Company entered into an offer letter agreement (the “Letter Agreement”) with Mr. Sonsteby which provides for compensation and related benefits to Mr. Sonsteby during his employment with the Company.  Mr. Sonsteby will receive an annualized base salary of $650,000, subject to increase, and will be eligible for a fiscal year 2010 bonus with a target equal to 70% and a maximum payout of 140% of his pro rated base salary.  Under the Letter Agreement, Mr. Sonsteby’s employment with the Company is at-will.

The foregoing description of the Letter Agreement is qualified in its entirety by the terms of such Letter Agreement, which is filed as Exhibit 99.2 hereto.

Upon the commencement of his employment with the Company, Mr. Sonsteby will also receive an option to purchase shares of common stock with the number of shares and exercise prices to be determined on the date of grant.

No arrangement or understanding exists between Mr. Sonsteby and any other person pursuant to which Mr. Sonsteby was selected as an officer of the Company.

There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Sonsteby.  In addition, except for execution of the Letter Agreement, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Sonsteby or any member of his immediate family had or will have a direct or indirect material interest.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description

99.1	Press Release issued by Michaels Stores, Inc., dated September 16, 2010.

99.2	Letter Agreement, dated September 15, 2010, between Michaels Stores, Inc. and Charles M. Sonsteby.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

	By:	/s/ Michael J. Veitenheimer
Michael J. Veitenheimer
Senior Vice President, Secretary
and General Counsel

Date: September 17, 2010

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Michaels Stores, Inc., dated September 16, 2010.

99.2	Letter Agreement, dated September 15, 2010, between Michaels Stores, Inc. and Charles M. Sonsteby.